EXHIBIT 10 (br)


 December 30, 2002

 Dorinco Reinsurance Company
 1320 Waldo Avenue, Suite 200
 Midland, Michigan  48642

 Attention:  David E. Chamberlain

 RE: Loan Agreement dated March 10, 1997, and amended by Amendment No. 1 executed August 14, 1998, Amendment No. 2 effective March 5, 1999 and Amendment No. 3 effective November 19, 1999 and Amendment No. 4 effective November 8, 2001 (as amended, the "Loan Agreement") between Hallmark Financial Services, Inc. ("Borrower") and Dorinco Reinsurance Company ("Lender")

 Dear Mr. Chamberlain:

 The purpose of this letter is to obtain written acknowledgement of Lender's waiver of Section 6.1. of the Loan Agreement and its consent to changes in Borrower's executive officers. Borrower's Board of Directors proposes to elect Mark E. Schwarz as Chief Executive Officer and Timothy A. Bienek as President and Chief Operating Officer of Borrower. As a result of these changes, neither Ramon D. Phillips nor Linda H. Sleeper would be primarily responsible for the management of Borrower.

 Please acknowledge Lender's waiver of Section 6.1. and its consent to the election of these new officers by executing and returning to the undersigned the enclosed duplicate original of this letter. Thank you for your courtesy and cooperation in this matter.

 Very truly yours,

 HALLMARK FINANCIAL SERVICES, INC.

 By: /s/ Mark E. Schwarz
     ----------------------------------
     Mark E. Schwarz,
     Chairman of the Board of Directors


 CONSENTED TO AND AGREED AS OF DECEMBER 30, 2002:


 By: /s/ David E. Chamberlain
     ----------------------------------
     David E. Chamberlain
     Vice President